UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 13, 2014, the Company’s board of directors appointed Thomas Kelleher as the Company’s President. Mr. Kelleher will also continue to serve as Chief Executive Officer of the Company’s wholly owned subsidiary B. Riley & Co., LLC.

Mr. Kelleher has over 17 years of experience in the financial services industry, with a focus on the investment banking, asset management, and capital markets sectors. Mr. Kelleher has served as Chief Executive Officer of B. Riley & Co., LLC since 2006. From 1997 to 2006, Mr. Kelleher held other senior management positions with B. Riley & Co., LLC, including Chief Financial Officer and Chief Compliance Officer. In Mr. Kelleher’s over17 years with the B. Riley & Co., LLC, he has been instrumental in shepherding the firm’s growth from a one-office, research focused firm to a full service investment bank with offices in major U.S. financial markets.  He received his Bachelor of Science in Mechanical Engineering from Lehigh University.

Mr. Kelleher was a director and officer of, and an equity owner in, B. Riley & Co. Inc. (“BRC”), the former parent company of B. Riley & Co. LLC, prior to its acquisition by the Company. In connection with the acquisition of BRC, on June 18, 2014 the Company issued Mr. Kelleher 440,248 shares of the Company’s common stock in exchange for his ownership interests in BRC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2014	GREAT AMERICAN GROUP, INC.
	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer